UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Lee Enterprises Confirms Receipt of Unsolicited Acquisition Proposal from Alden Global Capital, LLC

Shareholders advised to take no action pending Board review

DAVENPORT, Iowa – November 22, 2021 – Lee Enterprises Inc. (NASDAQ: LEE), today confirmed that it has received an unsolicited non-binding proposal from Alden Global Capital, LLC (“Alden”) to purchase Lee Enterprises for $24.00 per share in cash.

Lee’s Board of Directors and management team are committed to acting in the best interests of all shareholders. Consistent with its fiduciary duties, and in consultation with its financial and legal advisors, Lee’s Board of Directors will carefully review Alden’s proposal to determine the course of action that it believes is in the best interests of the Company and Lee shareholders. There is no need for Lee shareholders to take any action at this time.

About Lee Enterprises

Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and over 350 weekly and specialty publications serving 77 markets in 26 states. Year to date, Lee’s newspapers have average daily circulation of 1.0 million, and our legacy websites, including acquisitions, reach more than 47 million digital unique visitors. Lee’s markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.

Forward-Looking Statements

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “aims,” “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in report relating to the Company may be found in the Company’s periodic filings with the SEC, including the factors described in the sections entitled “Risk Factors,” copies of which may be obtained from the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

Additional Information and Where to Find It

The Company intends to file a proxy statement and accompanying WHITE proxy card with the SEC with respect to the Company’s 2022 Annual Meeting of Shareholders. The Company’s shareholders are strongly encouraged to read such proxy statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information. The Company’s shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.lee.net.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2022 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is available in the Company’s (a) annual report on Form 10-K for the year ended September 27, 2020 filed with the SEC on December 11, 2020 and (b) proxy statement filed with the SEC on January 15, 2021 with respect to the Company’s 2021 Annual Meeting of Shareholders, as amended by the amendment to the proxy statement filed with the SEC on February 11, 2021. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2022 Annual Meeting of Shareholders.

Investor Contact IR@lee.net (563) 383-2100	Media Contact Jamie Tully/Jenny Gore Sard Verbinnen & Co Lee-SVC@sardverb.com

Employee Email

To: All Lee Employees

From: Kevin Mowbray

Subject: A Message from Kevin

Dear Colleagues,

I’m reaching out to let you know that we issued a press release a few minutes ago confirming that we have received an unsolicited proposal from Alden Global Capital to acquire Lee Enterprises.  There is no additional information to share at this time.

I want to be clear that we did not seek or encourage this proposal and the Board has not been trying to sell the Company. However, as a public company, our Board is obligated to evaluate any proposal of this nature and we take this responsibility seriously. The Board will thoroughly evaluate the proposal in consultation with our financial and legal advisors, and will respond in due course.  The Company is committed to acting in the best interests of all its stakeholders.

As you know, we have made significant progress on our Three Pillar Digital Growth Strategy and – as demonstrated by our strong third quarter – we are delivering results. With digital-only subscribers up over 50% in the third quarter, we remain the fastest-growing digital subscription platform in local media. With highly attractive market positions and unmatched local expertise, a well-established digital foundation and industry-leading digital growth, and a solid balance sheet and cash flow, Lee is well positioned to create long-term value for stakeholders while continuing to deliver local journalism that matters.

It’s business as usual at Lee, and the most important thing we can do right now is to focus on great journalism and informing the communities we serve.

If you receive any media or investor inquiries, please direct them to Charles Arms, Director of Corporate Communications at: (563) 383-2100 or IR@lee.net.

In this season of gratitude, I want to express my deep appreciation for your ongoing commitment and dedication to Lee and our mission. Wishing you and yours a very happy and safe Thanksgiving.

With deep appreciation,

Kevin D. Mowbray

President and Chief Executive Officer

Additional Information and Where to Find It

The Company intends to file a proxy statement and accompanying WHITE proxy card with the SEC with respect to the Company’s 2022 Annual Meeting of Shareholders. The Company’s shareholders are strongly encouraged to read such proxy statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information. The Company’s shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.lee.net.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2022 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is available in the Company’s (a) annual report on Form 10-K for the year ended September 27, 2020 filed with the SEC on December 11, 2020 and (b) proxy statement filed with the SEC on January 15, 2021 with respect to the Company’s 2021 Annual Meeting of Shareholders, as amended by the amendment to the proxy statement filed with the SEC on February 11, 2021. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2022 Annual Meeting of Shareholders.